                                                                    Exhibit 23.3



               Consent of Independent Certified Public Accountants


We have issued our report dated March 8, 1999, accompanying the consolidated financial statements of Data Systems Network Corporation for the year ended December 31, 1998. We consent to the use of the aforementioned report in the Registration Statement of Alydaar Software Corporation, and to the use of our name as it appears under the caption, "Experts".


/S/ Grant Thornton LLP

Southfield, Michigan
May 10, 1999